Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint BRUCE A. CARBONARI, MARK A. ROCHE and LAUREN S. TASHMA, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2010, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bruce A. Carbonari	Chairman of the Board and	February 22, 2011
Bruce A. Carbonari	Chief Executive Officer (principal executive officer) and Director

/s/ Craig P. Omtvedt	Senior Vice President	February 22, 2011
Craig P. Omtvedt	and Chief Financial Officer (principal financial officer)

/s/ Edward A. Wiertel	Vice President and	February 22, 2011
Edward A. Wiertel	Corporate Controller (principal accouting officer)

/s/ Ann F. Hackett	Director	February 22, 2011
Ann F. Hackett

/s/ Richard A. Goldstein	Director	February 22, 2011
Richard A. Goldstein

/s/ Pierre E. Leroy	Director	February 22, 2011
Pierre E. Leroy

/s/ A. D. David Mackay	Director	February 22, 2011
A. D. David Mackay

/s/ Anne M. Tatlock	Director	February 21, 2011
Anne M. Tatlock

/s/ David M. Thomas	Director	February 22, 2011
David M. Thomas

/s/ Ronald V. Waters, III	Director	February 22, 2011
Ronald V. Waters, III

/s/ Norman H. Wesley	Director	February 22, 2011
Norman H. Wesley

/s/ Peter M. Wilson	Director	February 22, 2011
Peter M. Wilson